Exhibit 99.1

Orbital Infrastructure Group Reports Third Quarter 2022 Results

Third Quarter Summary

●	Revenues of $99.8 million compared to $24.8 million for the third quarter of 2021;

●

Adjusted EBITDA loss from continuing operations of $14.6 million compared to a loss of $6.3 million in the third quarter of 2021; excluding the results of the renewables segment, adjusted EBITDA for the third quarter of 2022 was a positive $6.0 million;

●	Backlog of $472.3 million as of September 30, 2022, up 15% from the third quarter of 2021, with $265.9 million expected to be recognized in the next twelve months;

●

Non-cash impairment charges of $104.7 million related to goodwill, other intangible assets and financed leased assets due to the company’s book value to market value evaluation and the impairment of leases for surplus equipment derived from synergistic cost savings initiatives.

HOUSTON, (November 14, 2022) — Orbital Infrastructure Group, Inc. (“OIG”) [NASDAQ: OIG] today reported its financial results for the third quarter ended September 30, 2022.

OIG’s Vice-Chairman and CEO, Jim O’Neil, commented, “I am disappointed in our quarterly results, primarily driven by losses in the renewables segment, specifically the underperformance of one of our utility scale solar projects currently under construction. Despite reporting significant year-over-year and sequential revenue growth, the third quarter results fell short of our prior expectations and led to a downward revision to our fiscal year 2022 guidance.  We believe profitable growth in the electric power and telecommunications segments, coupled with the shift in our renewables strategy away from fixed price EPC projects, will result in more consistent performance in the future”

O’Neil continued, “Our backlog remains healthy at $472.3 million, and we continue to see broad-based infrastructure market strength driven by continued investments in grid resiliency and upgrades to aging infrastructure, ongoing demand for renewable power and the 5G network transition. We remain committed to the execution of our growth strategy, improving profitability, and successfully restructuring our balance sheet to create a sustainable capital structure that matches the strength of our operating business.”

Third Quarter 2022 Financial Results

Total revenue was $99.8 million compared to $24.8 million in the third quarter of 2021. The year-over-year improvement is primarily due to acquisitions in the electric power and telecommunications segments as well as organic growth across all operating segments.

Electric Power revenue for the third quarter was $36.7 million compared to $12.2 million in the third quarter of 2021, an increase due to an acquisition in the electric power segment. Telecommunications revenue for the third quarter was $24.1 million compared to $8.7 million in the third quarter of 2021. The increase from prior periods is due to continued acceleration of infrastructure buildout associated with Rural Digital Opportunity Fund (RDOF) deployment.

Renewables revenue for the third quarter was $39.0 million compared to $3.9 million in the third quarter of 2021.  This increase is due to the ramp-up of construction activity on utility scale solar projects.

Gross loss in the third quarter was $5.8 million compared to gross profit of $2.3 million in the third quarter of 2021. Total operating expenses in the third quarter were $122.9 million compared to $13.1 million in the third quarter of 2021. Loss from continuing operations before income taxes in the third quarter was $141.4 million compared to a loss of $11.6 million in the third quarter of 2021.

Loss from continuing operations in the third quarter primarily includes a loss on impairment of goodwill and other intangible assets of $100.3 million associated with a shortfall in market value as compared to book value, a loss of $25.5 million in the renewable segment and a $4.5 million impairment of excess equipment derived from synergistic cost savings initiatives.

Full Year 2022 Outlook

On November 2, 2022, the Company announced its updated financial guidance for the full year 2022. The Company lowered its full year 2022 consolidated revenue guidance to a range of $350 million to $375 million from its previous range of $405 million to $450 million and lowered its full year 2022 adjusted EBITDA to a range of $4 million to $6 million from its previous range of $38 million to $43 million. Challenges primarily in the Company’s Renewable Segment led to a revision of its full year 2022 revenue and adjusted EBITDA range.

Conference Call / Webcast Information

As previously announced, management will host a conference call today, November 14, 2022 at 9:00 am ET to discuss the Company’s results and recent corporate developments. After management’s opening remarks, there will be a question-and-answer period.

For those planning to participate in the call, please dial +1 (800) 715-9871(domestic) or +1 (646) 307-1963 (international) and provide conference ID 1846091.

The live webcast will be available on the Investors Relations/Events & Presentations section of the Company’s website at https://orbitalinfrastructuregroup.com/

For those unable to attend the live call, a telephonic replay will be available until November 30, 2022. To access the replay of the call dial +1 (800) 770-2030 (domestic) or +1 (609) 800-9909 (international) and provide conference ID 1846091. An archived copy of the webcast will also be available via the website.

Non-GAAP Financial Measures

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Orbital Infrastructure's performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Orbital Infrastructure's operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP. Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Orbital Infrastructure's current and historical results (as applicable): EBITDA and adjusted EBITDA from continuing operations (non-GAAP financial measures) to loss from continuing operations, net of income taxes.

About Orbital Infrastructure Group

Orbital Infrastructure Group, Inc. [NASDAQ: OIG] is a diversified infrastructure services platform, providing engineering, design, construction, and maintenance services to customers in three operating segments; electric power, telecommunications, and renewables.

Beginning in April 2021, Orbital Infrastructure Group transformed its infrastructure strategy with the acquisitions of GTS and Front Line Power Construction, the company's telecommunications, and electric power segment platforms, as well as three synergistic "tuck in" acquisitions (IMMCO, Inc, Full Moon Telecom, and Coax Fiber Solutions) and the divestiture of its legacy Orbital Gas Systems business.

For more information please visit: https://orbitalinfrastructuregroup.com/

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s forecasted full year 2022 revenue, EBITDA and adjusted EBITDA from continuing operations. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2021, and its periodic reports on Form 10-Q. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Orbital undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
TraDigital Investor Relations

   Kevin McGrath

   +1 (646) 418-7002

   kevin@tradigitalir.com

Orbital Infrastructure Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2022	2021

Assets:
Current Assets:
Cash and cash equivalents	$27,960	$26,865
Restricted cash - current	123	150
Trade accounts receivable, net of allowance of $921 and $1,487, respectively	50,803	48,752
Inventories	1,408	1,335
Contract assets	23,735	7,478
Note receivable, current portion	1,421	3,536
Prepaid expenses and other current assets	8,268	6,919
Assets held for sale - current	1,814	6,679
Total current assets	115,532	101,714

Property and equipment, less accumulated depreciation	25,889	29,638
Investment	1,063	1,063
Right of use assets - Operating leases	17,333	18,247
Right of use assets - Financing leases	9,341	14,702
Goodwill	7,006	100,899
Other intangible assets, net	123,853	142,656
Restricted cash	486	1,026
Note receivable	—	836
Deposits and other assets	1,606	1,558
Total assets	$302,109	$412,339

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$35,595	$10,111
Notes payable, current	129,034	72,774
Line of credit	4,000	2,500
Operating lease obligations - current portion	4,451	4,674
Financing lease obligations - current portion	5,167	4,939
Accrued expenses	30,296	28,301
Contract liabilities	351	6,503
Financial instrument liability, current portion	25,320	825
Liabilities held for sale, current	—	4,367
Total current liabilities	234,214	134,994
Financial instrument liability, noncurrent portion	15,609	—
Warrant liabilities	5,492	—
Deferred tax liabilities	260	260
Notes payable, less current portion	107,738	156,605
Operating lease obligations, less current portion	13,150	13,555
Financing lease obligations, less current portion	9,023	9,939
Other long-term liabilities	720	720
Total liabilities	386,206	316,073

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at September 30, 2022 or December 31, 2021	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 124,935,259 shares issued and 124,582,196 shares outstanding at September 30, 2022 and 82,259,739 shares issued and 81,906,676 shares outstanding at December 31, 2021	125	82
Additional paid-in capital	338,565	311,487
Treasury stock at cost; 353,063 shares held at September 30, 2022 and December 31, 2021	(413)	(413)
Accumulated deficit	(421,424)	(210,934)
Accumulated other comprehensive loss	(687)	(3,995)
Total Orbital Energy Group, Inc.'s stockholders' equity	(83,834)	96,227
Noncontrolling interest	(263)	39
Total stockholders' equity (deficit)	(84,097)	96,266
Total liabilities and stockholders' equity	$302,109	$412,339

Orbital Infrastructure Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Nine Months
(in thousands, except share and per share amounts)	Ended September 30,		Ended September 30,
	2022	2021	2022	2021

Revenues	$99,822	$24,822	$263,989	$41,902

Cost of revenues	105,671	22,523	248,439	44,982

Gross profit	(5,849)	2,299	15,550	(3,080)

Operating expenses:
Selling, general and administrative expense	12,746	11,729	33,790	37,491
Depreciation and amortization	5,465	1,333	16,193	3,418
Impairment of goodwill and intangible assets	100,275	—	100,275	—
Impairment of financing leased assets	4,467	—	4,467	—
(Recovery of) provision for bad debt	19	93	(519)	93
Other operating expense	(111)	(6)	(451)	(15)

Total operating expenses	122,861	13,149	153,755	40,987

Loss from operations	(128,710)	(10,850)	(138,205)	(44,067)

Gain (loss) on extinguishment of debt	(1,122)	723	(29,354)	1,633
Loss on financial instruments	(3,109)	—	(17,911)	—
Gain on warrant liabilities	2,423	—	7,369	—
Other income (expense)	(1,128)	(203)	(1,834)	370
Interest expense	(9,714)	(1,266)	(27,566)	(3,096)

Loss from continuing operations before income taxes	(141,360)	(11,596)	(207,501)	(45,160)

Income tax expense (benefit)	207	(2,098)	830	(11,035)

Loss from continuing operations, net of income taxes	(141,567)	(9,498)	(208,331)	(34,125)

Discontinued operations
Income (loss) from operations of discontinued businesses	(666)	(649)	(2,461)	(2,187)

Net loss	(142,233)	(10,147)	(210,792)	(36,312)
Less: net loss attributable to noncontrolling interest	(167)	—	(302)	—
Net loss attributable to Orbital Infrastructure Group, Inc.	$(142,066)	$(10,147)	$(210,490)	$(36,312)

Basic and diluted weighted average common shares outstanding	115,637,323	62,823,330	98,209,495	53,142,557

Loss from continuing operations per common share - basic and diluted	$(1.22)	$(0.15)	$(2.12)	$(0.64)

Loss from discontinued operations - basic and diluted	(0.01)	(0.01)	(0.03)	(0.04)

Loss per common share - basic and diluted	$(1.23)	$(0.16)	$(2.15)	$(0.68)

Orbital Infrastructure Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months
(in thousands)	Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(210,792)	$(36,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,860	2,671
Amortization of intangibles	15,039	4,262
Amortization of debt discount	7,335	2,016
Amortization of note receivable discount	(63)	(237)
Stock-based compensation and expense, net of forfeitures	(1,914)	9,833
Fair value adjustment to liability for stock appreciation rights	(269)	2,543
Fair value adjustment to financial instrument liabilities	17,912	—
Fair value adjustment to warrant liabilities	(7,369)	—
Loss (gain) on extinguishment of debt and debt modifications	29,354	(2,400)
Gain on sale of business	(299)	—
(Recovery of) provision for bad debt	(497)	65
Deferred income taxes	6	(11,176)
Impairment of goodwill and intangible assets	100,275	—
Impairment of financing leased assets	4,467	—
Inventory reserve	(3)	(291)
Gain on sale of assets	(391)	(15)
Non-cash unrealized foreign currency loss	(1)	233
Liquidated damages from debt	2,271	—
Change in operating assets and liabilities, net of acquisition:
Trade accounts receivable	466	(5,396)
Inventories	334	(189)
Contract assets	(14,940)	(2,077)
Prepaid expenses and other current assets	1,993	1,944
Right of use assets/lease liabilities, net	415	(21)
Deposits and other assets	(29)	(259)
Accounts payable	24,688	(2,529)
Accrued expenses	12,182	1,950
Contract liabilities	(5,385)	(1,421)
NET CASH USED IN OPERATING ACTIVITIES	(13,355)	(36,806)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(773)	(36,890)
Cash paid for working capital adjustment on Front Line Power acquisition	(9,500)	—
Purchases of property and equipment	(3,722)	(6,594)
Deposits on financing lease property and equipment	128	(481)
Proceeds from sale of businesses, net of cash included in the business	1,026	—
Proceeds from sale of property and equipment and businesses	483	93
Purchases of investments	(469)	—
Purchase of other intangible assets	(74)	(702)
Proceeds from notes receivable	3,500	621
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(9,401)	(43,953)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	3,500	—
Payments on line of credit	(2,000)	(441)
Payments on financing lease obligations	(3,810)	(897)
Proceeds from notes payable	41,150	19,400
Payments on notes payable	(35,530)	(7,490)
Proceeds from sales of common stock and warrants	20,272	78,046
NET CASH PROVIDED BY FINANCING ACTIVITIES	23,582	88,618

Effect of exchange rate changes on cash	(298)	(28)
Net increase in cash, cash equivalents and restricted cash	528	7,831
Cash, cash equivalents and restricted cash at beginning of period	28,041	4,524

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$28,569	$12,355

Orbital Infrastructure Group, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA from Continuing Operations
(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA from continuing operations to loss from continuing operations, net of income taxes for the three and nine months ended September 30, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate the Company's performance. EBITDA from continuing operations is defined as loss from continuing operations before interest, taxes, depreciation and amortization, and Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for certain other items as described below. We believe that the exclusion of these items from loss from continuing operations enables management and investors to more effectively evaluate the Company's operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to loss from continuing operations or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table below: (i) stock-based compensation and expense may vary from period to period due to fair value adjustments from changes in market conditions, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition costs vary from period to period depending on the level of the Company’s acquisition activity; (iii) gains and losses on the disposal of assets varies from period to period depending on operational wear and tear and the condition of the Company's long-lived assets; (iv) gains and losses on extinguishment and modification of debt varies from period to period depending on changes in the Company's financing activities; and (v) gains and losses on financials instruments varies from period to period depending on changes in the share price of the Company’s common stock and certain fair value assumptions; (vi) impairments of goodwill and other intangible assets can vary from period to period depending on changes in market and macroeconomic conditions, the Company’s operational performance, and other factors; (vii) impairments of financed lease assets can vary from period to period depending on changes in the Company’s operations and use of equipment.

Because EBITDA and adjusted EBITDA from continuing operations, as defined, exclude some, but not all, items that affect loss from continuing operations, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, loss from continuing operations, net of income taxes and information reconciling the GAAP and non-GAAP financial measures, are included below.

(In thousands)	For the Three Months Ended		For the Nine Months Ended
(Unaudited)	September 30,		September 30,
	2022	2021	2022	2021
Loss from continuing operations, net of income taxes (GAAP)	$(141,567)	$(9,498)	$(208,331)	$(34,125)
Interest expense, net	9,694	1,185	27,449	2,852
Income tax expense (benefit)	207	(2,098)	830	(11,035)
Depreciation and amortization	8,914	2,495	26,899	5,684
EBITDA from continuing operations (a)	(122,752)	(7,916)	(153,153)	(36,624)
Stock-based compensation and expense, net of forfeitures (b)	274	1,370	(2,183)	11,284
Acquisition costs (c)	—	250	32	1,153
(Gain) loss on disposal of assets (d)	136	(6)	(305)	(15)
(Gain) loss on extinguishment and modification of debt (e)	2,316	44	31,625	(1,633)
(Gain) loss on financial instruments, net (f)	686	—	10,542	—
Impairment of goodwill and other intangible assets (g)	100,275	—	100,275	—
Impairment of financed leased assets (h)	4,467	—	4,467	—
Adjusted EBITDA from continuing operations (a)	$(14,598)	$(6,258)	$(8,700)	$(25,835)

See notes to follow.

Orbital Infrastructure Group, Inc.

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA from Continuing Operations

(Unaudited)

(a)	The calculations of EBITDA and Adjusted EBITDA from continuing operations for the three and nine months ended September 30, 2021 have been amended to conform to the current period calculations.

(b)	The amounts include non-cash expenses recognized from the vesting of stock-based compensation awards issued to employees, executives, directors and consultants for services provided, net of forfeitures. The amount for the nine months ended September 30, 2022 includes non-cash expenses recognized on the modification of executive stock appreciation rights (SARS) compensation awards.

(c)

The amounts for the nine months ended September 30, 2022 include costs incurred for the acquisition of Coax Fiber Solutions, Inc. The amounts for the three and nine months ended September 30, 2021 include costs incurred for the acquisition of Gibson Technical Services, and IMMCO, Inc.

(d)	The amounts relate to net gains or losses recognized on the disposal of the Company’s long-lived assets.

(e)	The amounts for the three and nine months ended September 30, 2022 relate to loss on extinguishment of certain notes payable through the issuance of shares of common stock at a discount to the stock’s fair value and liquidated damages on debt incurred during the year. The amounts for the nine months ended September 30, 2022 also include a loss on the modification of seller financed notes payable related to the acquisition of Front Line Power Construction, LLC. The amounts for the nine months ended September 30, 2021 relate to gains on the forgiveness of payroll protection loans by the U.S. government offset by a loss on modification of convertible notes payable.

(f)	The amounts for the three and nine months ended September 30, 2022 represent a loss related to the fair value remeasurement of financial instruments associated with the Front Line Power Construction seller financed notes payable and syndicated debt agreements, partially offset by a gain on the fair value remeasurement of certain warrant liabilities.

(g)	The amounts for the three and nine months ended September 30, 2022 include losses on the impairment of goodwill and customer relationship intangible assets of $96.0 million and $4.3 million, respectively, resulting from a sustained decrease in the Company’s share price and overall market capitalization and recurring losses related to the Renewables segment.

(h)	The amounts for the three and nine months ended September 30, 2022 includes asset impairment charges related to the discontinued use of certain financed leased equipment associated with the restructuring of the Eclipse Foundation Group.

Orbital Infrastructure Group, Inc.

Reconciliation of Non-GAAP Financial Measures

Estimated EBITDA and Adjusted EBITDA from Continuing Operations

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA from continuing operations to loss from continuing operations, net of income taxes for the full year ended December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate the Company's expected future performance. EBITDA from continuing operations is defined as loss from continuing operations before interest, taxes, depreciation and amortization, and Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for certain other items as described below. We believe that the exclusion of these items from loss from continuing operations enables management and investors to more effectively evaluate the Company's operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to loss from continuing operations or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table below: (i) stock-based compensation and expense may vary from period to period due to fair value adjustments from changes in market conditions, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition costs vary from period to period depending on the level of the Company’s acquisition activity; (iii) gains and losses on the disposal of assets varies from period to period depending on operational wear and tear and the condition of the Company's long-lived assets; (iv) gains and losses on extinguishment and modification of debt varies from period to period depending on changes in the Company's financing activities; and (v) gains and losses on financials instruments varies from period to period depending on changes in the share price of the Company’s common stock and certain fair value assumptions; (vi) impairments of goodwill and other intangible assets can vary from period to period depending on changes in market and macroeconomic conditions, the Company’s operational performance, and other factors; (vii) impairments of financed lease assets can vary from period to period depending on changes in the Company’s operations and use of equipment.

Because EBITDA and adjusted EBITDA from continuing operations, as defined, exclude some, but not all, items that affect loss from continuing operations, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, loss from continuing operations, net of income taxes and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
(In thousands) (Unaudited)	Full Year Ending December 31, 2022
Loss from continuing operations, net of income taxes (GAAP)	$(212,871)	$(210,971)
Interest expense, net	36,450	36,450
Income tax expense (benefit) (a)	1,150	1,250
Depreciation and amortization	33,925	33,925
EBITDA from continuing operations	(141,346)	(139,346)
Stock-based compensation and expense, net of forfeitures (b)	(1,290)	(1,290)
Acquisition costs (c)	32	32
(Gain) loss on disposal of assets (d)	(305)	(305)
(Gain) loss on extinguishment and modification of debt (e)	31,625	31,625
(Gain) loss on financial instruments, net (f)	10,542	10,542
Impairment of goodwill and other intangible assets (g)	100,275	100,275
Impairment of financed leased assets (h)	4,467	4,467
Adjusted EBITDA from continuing operations	$4,000	$6,000

See notes to follow.

(a)	These amounts relate to estimated state minimum tax expenses using the statutory tax rates of the jurisdictions where taxable income is expected to be earned. These amounts do not include federal and foreign income tax expense (benefits) as the Company does not expect to generate taxable income related to its US and foreign jurisdictions and expects valuation allowance reserves to be recognized on any deferred tax assets realized during the full year 2022.

(b)	The amount includes non-cash expenses recognized from the vesting of stock-based compensation awards issued to employees, executives, directors and consultants for services provided, net of forfeitures, and modifications of executive stock appreciation rights (SARS) compensation awards.

(c)	The amount includes costs incurred for the acquisition of Coax Fiber Solutions, Inc.
(d)	The amount includes net gains and losses recognized on the disposal of the Company’s long-lived assets.

(e)	The amount includes losses on the modification of the seller financed notes payable issued for the acquisition of Front Line Power Construction, LLC., the extinguishment of certain notes payable through the issuance of shares of common stock at a discount to the stock’s fair value and liquidated damages on debt incurred during the year.

(f)

The amount represents a net loss related to the fair value remeasurement of financial instruments associated with the Front Line Power Construction seller financed notes payable and syndicated debt agreements, partially offset by gains on the fair value remeasurement of warrant liabilities.

(g)	The amount includes impairment charges to goodwill and customer relationship intangible assets of $96.0 million and $4.3 million, respectively.

(h)	The amount includes impairment charges related to the discontinued use of certain financed leased equipment associated with the restructuring of the Eclipse Foundation Group.